Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

May 13, 2024

CNO Financial Group, Inc.

11299 Illinois Street, Suite 200

Carmel, Indiana 46032

Re:	CNO Financial Group, Inc. – 6.450% Senior Notes due 2034

Ladies and Gentlemen:

We have acted as counsel to CNO Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $700,000,000 aggregate principal amount of the Company’s 6.450% Senior Notes due 2034 (the “Securities”) pursuant to the Indenture, dated as of June 12, 2019, as supplemented by the Third Supplemental Indenture, dated as of May 13, 2024 (such Indenture, as so supplemented, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”).

In connection therewith, we have examined (a) the Registration Statement on Form S-3 (File No. 333-279143) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the prospectus of the Company dated May 6, 2024, as supplemented by the prospectus supplement, dated May 8, 2024, relating to the Securities, as filed with the Commission on May 10, 2024, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), and (c) the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of resolutions of the Board of Directors of the Company or committees thereof and such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and of public officials.

Brussels Chicago Dallas Frankfurt Houston London Los Angeles Milan

Munich New York Palo Alto Paris Rome San Francisco Washington

CNO Financial Group, Inc.

May 13, 2024

Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized and (assuming their due authentication by the Trustee), when they have been duly executed, issued and delivered in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.

The opinions rendered herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated May 13, 2024, as filed with the Commission on May 13, 2024, which is incorporated by reference into the Registration Statement and the Prospectus and to the use of our name under the caption “Validity of Securities” contained in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP